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                                   Exhibit 2N


GEORGE MARKOS  (Director of First Banks, Inc.)

Residence or Business Address:             1595 North Central Expressway
                                           Richardson, Texas 75080

Principal Occupation or Employment:        President

         Name of Employer:                 Profit Management Systems

         Principal Business:               Financial Consultants

         Address:                          1595 North Central Expressway


Criminal Proceedings During Last 5 Years:            None

Civil Proceedings During Last 5 Years:               None

Citizenship:                                         U.S.A.